EXHIBIT 10. 2

Execution Version

TERM LOAN AND SECURITY AGREEMENT

THIS TERM LOAN AND SECURITY AGREEMENT, dated as of September 25, 2023 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is entered into by and among GlassBridge Enterprises, Inc., a Delaware corporation (the “Borrower”), the guarantors from time to time party hereto (collectively, the “Guarantors”) and Tacora Capital, LP (together with its Affiliates, assignees and successors, the “Lender”).

The parties hereto agree as follows:

1. Definitions. Capitalized terms used but not otherwise terms defined in this Agreement shall have the meanings set forth or referenced in Section 26.

2. The Loan.

(a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Lender shall make a term loan to the Borrower in an aggregate principal amount of Two Million Dollars ($2,000,000), as such amount may be reduced from time to time pursuant to the terms of this Agreement (the “Term Loan”). Amounts borrowed under this Section 2 and repaid or prepaid may not be re-borrowed.

(b) The Lender shall make the Term Loan on the date hereof by wire transfer of an amount equal to the Term Loan in immediately available funds to the account of the Borrower designated by the Borrower to the Lender.

3. Conditions to Term Loan. The obligation of the Lender to make the Term Loan is subject to the satisfaction (or waiver by the Lender) of the following conditions precedent; provided that documents received and deemed satisfactory by to the Buyer on or prior to the Closing Date pursuant to Section 2.3 of the Stock Purchase Agreement shall satisfy any corresponding requirement with respect to such documents hereunder:

(a) Loan Documents. The Lender shall have received the following, each of which shall be .pdf or telecopies unless otherwise specified, each properly executed (as applicable) by a Responsible Officer of the Borrower, each dated the Closing Date (or, in the case of certificates of governmental officials, no earlier than 5 days before the Closing Date) and each in form and substance satisfactory to the Lender:

(i) counterparts of this Agreement, duly executed by the Borrower and each Guarantor; and

(ii) a certificate of a Responsible Officer of each Loan Party, duly executed and, with respect to such Loan Party, attaching (a) the charter (or similar formation document), certified by the appropriate governmental authority, (b) good standing (or similar) certificates in its jurisdiction of organization (or formation) and such other jurisdictions in which such Loan Party is qualified to do business as requested by the Lender, (c) bylaws (or similar governing document), (d) resolutions of the board of directors (or similar governing body) approving and authorizing such Loan Party’s execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby, and (e) signature and incumbency certificates of its officers executing any of the Loan Documents, all certified by its secretary or an assistant secretary (or similar officer) as being in full force and effect without modification.

(b) Lien Searches. The Lender shall have received UCC lien searches, U.S. Copyright Office and U.S. Patent and Trademark Office lien searches and other tax, bankruptcy and judgment searches satisfactory to it indicating that, among other things, no other filings, encumbrances or transfers with regard to the Collateral are of record in any jurisdiction in which it shall be necessary or desirable for the Lender to make a filing in order to provide the Lender with a perfected security interest in the Collateral.

(c) Pledged Collateral. The Lender shall have received (i) certificates representing any equity interests pledged as Collateral (to the extent such pledged Collateral is certificated), accompanied by undated stock powers executed in blank and (ii) instruments evidencing any debt instruments pledged as Collateral, accompanied by allonges indorsed in blank.

(d) Uniform Commercial Code. The Lender’s receipt of financing statements, in a form Lender deems acceptable for filing under the UCC of all jurisdictions that the Lender may reasonably deem necessary in order to perfect the liens created hereunder and evidence that all other action has been taken that the Lender may reasonably deem necessary or desirable in order to perfect the liens created hereunder.

(e) Equity Investment. The Lender shall have received executed copies of the Stock Purchase Agreement and the Certificate of Designation, and the transactions contemplated to occur on the Initial Closing Date under the Stock Purchase Agreement shall have been or shall simultaneously with the transactions hereunder be consummated, including but not limited to the issuance to the Lender or any of its Affiliates of the equity securities of the Borrower to be issued on the Initial Closing Date.

(f) Management Incentive Stock Option Plan. The Borrower shall have approved a management incentive and nonqualified stock option plan for 15% of its fully diluted Class A common shares in form and substance reasonably satisfactory to Lender.

(g) Payoff of Existing Secured Debt. The Borrower shall have repaid all existing debt for borrowed money of any Loan Party, including all debt owed to Gazellek Holdings I, LLC, and the Lender shall have received executed payoff letters and other documentation acceptable to it evidencing such repayment, the termination of all agreements evidencing such debt and the release of any Liens in connection therewith.

(h) Expenses. The Borrower shall have paid, or shall simultaneously pay, all such expenses incurred by the Lender, including all such fees, charges and expenses of counsel to the Lender (directly to such counsel if requested by the Lender), as are payable pursuant to Section 13(a) as of the Closing Date.

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(i) Representations and Warranties. The representations and warranties set forth in Section 11 shall be true and correct as of the Closing Date.

(j) Default. No Default or Event of Default shall have occurred and be continuing as of the Closing Date.

4. Interest Payments and Fees.

(a) Interest shall accrue, daily, at a fixed rate equal to 8.00% per annum from the date of this Agreement until the Maturity Date on the outstanding amount of the Term Loan. Interest shall be due and payable on the last Business Day of each Fiscal Quarter, on the date of any payment or prepayment made pursuant to, and in accordance with, Sections 5, 6 and 8, and on the Maturity Date. All interest payable hereunder shall, at the Borrower’s election, either be paid in cash or paid-in-kind (any such paid-in-kind interest, “PIK Interest”). All PIK Interest paid from time to time by the Borrower shall be added to the outstanding principal amount of the Term Loan on and as of the date on which such interest is due and payable.

(b) In computing interest with respect to the Term Loan, the date on which the Term Loan was made shall be included and the date of the payment, in full, of the Obligations shall be excluded. Interest shall be calculated on the basis of a year of 365 days and the actual days elapsed.

(c) Upon the occurrence and during the continuance of any Event of Default, the Term Loan (including any accrued and unpaid interest on such amount) shall bear interest at a fixed rate equal to the lesser of (i) 3.00% in excess of the interest rate then in effect for the Term Loan or (ii) the maximum amount permitted to be charged under all Applicable Law (such rate, the “Default Rate”).

5. Payments of the Loan and other Obligations. On the Maturity Date, the Borrower shall pay the outstanding principal balance of the Term Loan, together with all accrued and unpaid interest thereon, and all other outstanding and unpaid Obligations. All cash payments of the Term Loan and the other Obligations shall be made by wire transfer of immediately available funds to an account designated in writing by the Lender. Notwithstanding any other provision of this Agreement, if any day upon which a payment of the Term Loan or any other Obligation is due is not a Business Day, such payment shall be made on the next succeeding Business Day.

6. Prepayments. Subject to the proviso below, the Borrower shall have the right, at any time and from time to time prior to the Maturity Date, to prepay the Term Loan and all other Obligations, in whole or in part, on written notice to the Lender delivered at least three (3) Business Days’ prior the prepayment date; provided that any partial prepayment shall be in an aggregate amount of not less than One Hundred Thousand Dollars ($100,000) or, if less, the aggregate outstanding principal amount of the Term Loan; provided further, that unless the Lender provides its prior written consent to such prepayment, no optional prepayment of the Term Loan or the other Obligations outstanding hereunder shall be permitted so long as the Lender and/or any of its Affiliates continues to hold any units of the Preferred Stock. Each notice of prepayment shall (a) specify the prepayment date and the principal amount of the Term Loan to be prepaid, (b) be irrevocable and (iii) commit the Borrower to prepay the amount stated therein on or prior to 12:00 p.m., New York City time on the date stated therein.

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7. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Agreement:

(a) Failure to Pay. The Borrower or any other Loan Party shall fail to pay the principal amount of the Term Loan, or any interest thereon or any other amount payable hereunder or under any other Loan Document within 60 days of the applicable due date for such payment under this Agreement or any other Loan Document.

(b) Covenant Default. The Borrower or any other Loan Party shall breach or fail to perform (i) any covenant or agreement contained in Section 12(a)(i), Section 12(c)(i) or Section 13 of this Agreement, or (ii) any other covenant or agreement to be performed by it under this Agreement or any other Loan Document and such failure described in this clause (ii) shall continue for 60 days after the earlier of the date on which the Lender provides written notice of such default and the date that the Borrower first becomes aware of the occurrence thereof.

(c) Representation or Warranty. Any representation or warranty made by the Borrower or any other Loan Party in this Agreement or any other Loan Document shall be incorrect or misleading in any material respect (without duplication of any materiality qualifier contained therein) as of the date hereof and such materially incorrect or misleading representation or warranty (if curable) shall continue to be incorrect or misleading in any material respect for 60 days after such representation or warranty is made or reaffirmed.

(d) Voluntary Bankruptcy or Insolvency Proceedings. Any Loan Party shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, or suspend its operations, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it or (vi) take any action for the purpose of effecting any of the foregoing.

(e) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of any Loan Party or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to any Loan Party or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement.

(f) Judgments. Any money judgment, writ or warrant of attachment or similar process involving an amount in excess of $250,000 in any individual case or $1,000,000 in the aggregate shall be entered or filed against any Loan Party or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder).

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(g) [Reserved].

(h) Invalidity of Loan Documents. (i) Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or the satisfaction in full of all the Obligations, ceases to be in full force and effect; (ii) any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; or (iii) any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of the payment and performance in full of the Obligations), purports in writing to revoke or rescind any Loan Document or asserts in writing that any guaranty is invalid or unenforceable.

(i) Key Person. The Key Person shall (i) resign or be removed by the board of directors or other governing body of a Loan Party from his applicable position at such Loan Party without the prior written approval of the Lender or (ii) no longer perform in all material respects his duties of his applicable position at such Loan Party that he performs as of the date of this Agreement, including being actively involved in the business decisions of the Borrower.

(j) Change in Control. The occurrence of a Change in Control.

(k) Other Agreements. The Borrower or any other Loan Party shall breach or fail to perform (subject to any grace or cure period) any covenant or agreement contained in (i) the Stock Purchase Agreement, (ii) the Certificate of Designation or (iii) any Ancillary Agreement (other than any Loan Document).

(l) Cross Default. In respect of any agreement or instrument governing Indebtedness of any Loan Party for borrowed money with an aggregate principal amount outstanding thereunder of not less than $1,000,000, any Loan Party (i) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), or (ii) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs thereunder, the effect of which default or other event is to cause, or to permit the holders of such Indebtedness (or a trustee or agent on behalf of such holders or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity.

8. Rights of the Lender upon an Event of Default.

(a) Remedies with Respect to Acceleration, Etc. Upon the occurrence and during the continuance of any Event of Default (other than an event specified in clause (d) or (e) of Section 7), at the Lender’s election, all outstanding Obligations shall then automatically be deemed immediately due and payable, without presentment, demand, protest or any additional notice of any kind, all of which are hereby expressly waived, and all outstanding Obligations shall bear interest until paid in full at a rate equal to the Default Rate from and after the occurrence of such Event of Default. If an Event of Default specified in clause (d) or (e) of Section 7 shall have occurred, the principal of, and interest (including interest accruing at the Default Rate) on, the Term Loan and all other outstanding Obligations shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Lender may exercise any other right, power or remedy described in clause (b) of this Section 8 or in any other Loan Document or that is otherwise permitted under Applicable Law, either by suit in equity or by action at law, or both, and the rights and remedies provided herein and therein shall be cumulative and not exclusive of any rights or remedies provided by applicable law or otherwise.

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(b) Remedies with Respect to Collateral. If any Event of Default shall have occurred and be continuing, in addition to and not in limitation of any other rights or remedies available to Lender at law or in equity, Lender may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and may also: (a) require the Loan Parties to, and each Loan Party hereby agrees that it will, at its expense and upon request of Lender forthwith, assemble all or part of the Collateral as directed by Lender and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both parties; (b) withdraw all cash in the deposit accounts maintained by the Loan Parties and apply such monies in payment of the Obligations; and (c) without notice or demand or legal process, enter upon any premises of any Loan Party and take possession of the Collateral. The Loan Parties agree that, to the extent notice of sale of the Collateral or any part thereof shall be required by law, at least ten (10) days’ notice to Borrower of the time and place of any public disposition or the time after which any private disposition (which notice shall include any other information required by law) is to be made shall constitute reasonable notification. At any disposition of the Collateral (whether public or private), if permitted by law, Lender may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase, lease, or licensing of the Collateral or any portion thereof for the account of Lender. Lender shall not be obligated to make any disposition of Collateral regardless of notice of disposition having been given. The Loan Parties shall remain liable for any deficiency. Lender may adjourn any public or private disposition from time to time by announcement at the time and place fixed therefor, and such disposition may, without further notice, be made at the time and place to which it was so adjourned. Lender is not obligated to make any representations or warranties in connection with any disposition of the Collateral. To the extent permitted by law, each of the Loan Parties hereby specifically waives all rights of redemption, stay or appraisal, which it has or may have under any law now existing or hereafter, enacted. Lender shall not be required to proceed against any Collateral but may proceed against any Loan Party directly.

(c) Election of Remedies. Lender shall have the right in Lender’s sole discretion to determine which rights, security, Liens or remedies Lender may at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way impairing, modifying or affecting any of Lender’s other rights, security, Liens or remedies with respect to any Collateral or any of Lender’s rights or remedies under this Agreement or any other Loan Document.

(d) Lender’s Obligations. Each Loan Party agrees that Lender shall not have any obligation to preserve rights to any Collateral against prior parties or to marshal any Collateral of any kind for the benefit of any other creditor of any Loan Party or any other Person. Lender shall not be responsible to any Loan Party or any other Person for loss or damage resulting from Lender’s failure to enforce its Liens or collect any Collateral or proceeds or any monies due or to become due under the Obligations or any other liability or obligation of any Loan Party to Lender.

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(e) Waiver of Rights by Loan Parties. Except as otherwise expressly provided for in this Agreement or by non-waivable applicable law, each Loan Party waives (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which any Loan Party may in any way be liable, and hereby ratifies and confirms whatever Lender may do in this regard, (ii) all rights to notice and a hearing prior to Lender’s taking possession or control of, or to Lender’s replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of its remedies and (iii) the benefit of all valuation, appraisal, marshaling and exemption laws. If any notice of a proposed sale or other disposition of any part of the Collateral is required under applicable law, each Loan Party agrees that ten (10) calendar days prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made is commercially reasonable.

9. Guaranty.

(a) Provision of Guaranty. Each Guarantor hereby, jointly and severally, irrevocably and unconditionally, guarantees to the Lender, irrespective of the validity and enforceability of this Agreement, the Term Loan or any of the Obligations, the full and punctual payment and performance of the Obligations when due, whether at stated maturity, upon acceleration or otherwise. Failing the payment of the Term Loan or the other Obligations in full when due for whatever reason, each Guarantor shall be, jointly and severally, obligated to immediately pay the amount not so paid. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection. Each Guarantor waives any and all rights, defenses and counterclaims, to the fullest extent of the law.

(b) Limitation on Guarantor Liability. Each Guarantor and the Lender hereby confirm that it is the intention of all such parties that the Guaranty of such Guarantor not constitute a fraudulent transfer or fraudulent conveyance, or similar limitation, for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guaranty. To effectuate the foregoing intention, each Guarantor and the Lender hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from the rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Agreement, result in the obligations of such Guarantor under its Guaranty not constituting a fraudulent transfer or fraudulent conveyance, or similar limitation, under Applicable Law. Notwithstanding anything to the contrary contained in this Agreement, each Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including without limitation any law subrogating the Guarantor to the rights of the Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from the Borrower or any other Loan Party liable for payment of any or all of the Obligations for any payment made by the Guarantor under or in connection with its Guaranty or otherwise until such time as all Obligations are paid and performed in full under this Agreement and the other Loan Documents, and this Agreement and each other Loan Document has been terminated in accordance with Section 21.

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(c) Release of Guaranty. Upon the termination of this Agreement pursuant to Section 21, all of the Guaranties shall be released and discharged without any further action by any person.

10. Creation of Security Interest.

(a) Grant of Security Interest. To secure the full and punctual payment and performance by each Loan Party of the Obligations and all other amounts outstanding under this Agreement and the other Loan Documents, when due, each Loan Party hereby grants the Lender a continuing security interest in and continuing lien on all of such Loan Party’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Collateral. The security interest granted pursuant to this Section 10 shall continually exist until the Obligations have been paid and performed in full.

(b) Perfection, etc. Each Loan Party hereby authorizes the Lender to file financing statements and any other instruments or documents to perfect (and continue to perfect from time to time) the security interest. Each Loan Party will take such actions as the Lender deems appropriate from time to time to perfect or continue the security interest granted hereunder. Each Loan Party appoints the Lender as his true attorney in fact to perform any of the following actions, which are coupled with an interest, are irrevocable until the termination of this Agreement and may be exercised from time to time by the Lender: (i) to give notice of the Lender’s right in respect of the Collateral to enforce the same; (ii) to prepare, execute, file, record or deliver notes, assignments, schedules, financing statements, control agreements, continuation statements, termination statements, statements of assignment, applications for registration or like papers to perfect, preserve or release the Lender’s interest in the Collateral (which in the case of any UCC-filings, may include, “all-assets” filings); (iii) to verify facts concerning the Collateral by inquiry of obligors thereon, or otherwise, in its own name or fictitious name; (iv) solely after an Event of Default, to endorse, collect, deliver and receive payment under instruments for the payment of money constituting or relating to the Collateral; (v) solely after an Event of Default, to exercise all rights, powers and remedies which such Loan Party would have, but for this Agreement, under all Collateral; and (vi) to do all acts and things and execute all documents in the name of such Loan Party, deemed by the Lender as necessary, proper and advisable in connection with the preservation, perfection or enforcement of its rights hereunder.

(c) Priority of Security Interest. Each Loan Party represents, warrants, and covenants that the security interest granted herein is, and shall at all times continue to be, a first priority perfected security interest, subject to any priority Liens for which the Lender has provided its prior written consent.

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(d) Termination. Upon the termination of this Agreement pursuant to Section 21, the security interest granted by the Borrower in favor of the Lender under this Agreement shall be terminated and released without any further action by any person and the Lender shall, at any Loan Party’s request and sole cost and expense, release its liens and execute and deliver to such Loan Party such documents as reasonably requested by such Loan Party to evidence such release.

11. Representations and Warranties. Each Loan Party represents and warrants to the Lender (and where applicable, agrees) as follows, in each case as of the date hereof and after giving effect to the making of the Term Loan hereunder:

(a) Organization. Each Loan Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power and authority to conduct its business as currently conducted. Each Loan Party is duly qualified and is authorized to do business as a foreign corporation and is in good standing as a foreign corporation in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect. Each Loan Party has provided to the Lender true and complete copies of its Articles of Incorporation and Bylaws (or other organizational documents, as applicable) as in effect on the date hereof.

(b) Authority; Execution. Each Loan Party has all corporate (or other) right, power and authority to enter into this Agreement and the other Loan Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. All corporate (or similar) action on the part of each Loan Party, its directors and shareholders, partners or members necessary for the authorization, execution, delivery and performance of this Agreement by such Loan Party has been taken. This Agreement has been duly executed and delivered by each Loan Party and constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms and subject to laws of general application relating to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy.

(c) No Breach. The execution and delivery by each Loan Party of this Agreement and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby will not conflict with, or result in a breach or violation of, (i) any provision of the Articles of Incorporation, Bylaws, Certificate of Formation or operating agreement, or other organizational document, as applicable, of any Loan Party, (ii) any Applicable Law by which a Loan Party is bound or (iii) any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any material agreement to which a Loan Party is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien upon any of the properties or assets of any Loan Party.

(d) No Consent. No consent, approval, authorization or other order of any Governmental Authority or other third-party is required to be obtained by any Loan Party in connection with the authorization, execution and delivery of this Agreement or any other Loan Document and the consummation of the transactions contemplated by this Agreement or any other Loan Document.

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(e) No Proceedings. There are no pending or, to the knowledge of any Loan Party, threatened (i) legal or governmental proceedings against any Loan Party, (ii) actions, suits, proceedings, inquiries or investigations before or by any Governmental Authority (including, without limitation, the SEC) pending or threatened against or affecting any Loan Party, or (iii) Orders to which any Loan Party is subject, in any such case, that (x) purport to pertain to or affect any Loan Document or the transactions contemplated thereby or (y) have or would reasonably be expected to have a Material Adverse Effect.

(f) No Indebtedness. No Loan Party has any outstanding Indebtedness or commitments for Indebtedness (other than Indebtedness represented by the Term Loan and the other Obligations).

(g) Representations under the Stock Purchase Agreement. The representations and warranties of the Borrower, on behalf of itself and/or its Subsidiaries, under the Stock Purchase Agreement, together with any Disclosure Schedules referenced therein, are fully incorporated by reference herein and are true and correct in all respects as of the date hereof.

(h) Location of Loan Parties. As of the Closing Date, the chief executive office of each Loan Party is located at the address listed on Schedule 4.6 to the Stock Purchase Agreement, and except as noted therein, the chief executive office of each Loan Party has not been located at any other address during the preceding five-year period.

(i) Capitalization; Investment Property. As of the Closing Date, Schedule 4.6 to the Stock Purchase Agreement sets forth the legal name, type of legal entity and jurisdiction of organization of each Loan Party, the identity of any other Loan Party that owns equity interests issued by such Loan Party and the percentage of such equity interests held thereby. Except as set forth on Schedule 4.6 to the Stock Purchase Agreement, no Loan Party has changed any of the information described therein within the five-year period preceding the Closing Date (including by way of merger, consolidation or acquisition of equity). Each Loan Party that is a limited liability company or a partnership hereby represents and warrants that it has not, and at no time will, elect pursuant to the provisions of Section 8-103 of the UCC to provide that its equity interests are securities governed by Article 8 of the UCC.

(j) Solvency. As of the Closing Date, after giving effect to the transactions contemplated hereunder and under the other Ancillary Agreements to occur on such date, the Loan Parties, when taken as a whole, are Solvent.

12. Affirmative Covenants. The Borrower and each other Loan Party, as applicable, shall:

(a) Financial Statements and Other Reports and Notices. The Borrower shall deliver to the Lender the following documents at the times stated below:

(i) Promptly after any officer of the Borrower or any Loan Party has obtained knowledge of any Default or an Event of Default that has occurred and is continuing, a reasonably detailed notice specifying the nature and period of existence of such event and what action the Borrower has taken, is taking and proposes to take with respect thereto.

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(ii) Within sixty (60) days after the end of each Fiscal Quarter of such Loan Party, its balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such Fiscal Quarter and the then elapsed portion of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by a financial officer as presenting fairly in all material respects the financial condition and results of operations of such Loan Party in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

(iii) Promptly, as soon as available, and in any event within one hundred twenty (120) days after the end of each Fiscal Year of such Loan Party, the audited balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year of such Loan Party, setting forth in each case in comparative form the figures for the previous Fiscal Year, all audited by an independent public accountant reasonably approved by the Lender, to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of such Loan Party in accordance with GAAP consistently applied, accompanied by any management letter prepared by such accountant.

(iv) Promptly after the same are available, copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and in any case not otherwise required to be delivered to the Lender pursuant hereto.

Notwithstanding the forgoing, the filing of any document with the SEC that is publicly available via the SEC’s website at www.SEC.gov shall be deemed to be notice to the Lender of such filing as of such date it becomes publicly available.

(b) Maintenance of Properties. (i) Maintain or cause to be maintained in good repair, working order and condition (ordinary wear and tear excepted) all material properties used in the business of such Loan Party and make or cause to be made all necessary repairs, renewals and replacements thereof, and (ii) comply in all material respects with all terms, provisions and covenants of any lease to which any such Loan Party is a party.

(c) Preservation of Existence, Etc. (i) Preserve and maintain in full force and effect its organizational existence and good standing under the laws of its jurisdiction of incorporation, organization or formation, as applicable; (ii) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; and (iii) preserve or renew all of its registered Intellectual Property, the non-preservation of which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(d) Inspection Rights. Permit any representatives designated by the Lender, upon reasonable prior notice but no more than once during each calendar year unless an Event of Default has occurred and is continuing, to visit and inspect its properties, liabilities, books and records, including examining and making extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at reasonable times during normal business hours.

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(e) Insurance. Maintain with financially sound and reputable carriers insurance in such amounts and against such risks (including loss or damage to property; general liability; Errors and Omissions and Directors and Officers) and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations. The Borrower will furnish to the Lender, upon request, information in reasonable detail as to the insurance so maintained, and cause Lender to be named as loss payee and additional insured.

(f) Payment of Taxes. Pay and discharge as the same shall become due and payable, all material Taxes, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the applicable Loan Party.

(g) Compliance. Comply in all material respects with all Applicable Laws and all Orders applicable to it.

(h) Further Assurances. (A) Cause any subsequently acquired or organized Subsidiary of such Loan Party to become a Loan Party by promptly, (i) executing and delivering to the Lender a joinder to this Agreement pursuant to which the joining party thereunder shall become a “Loan Party” under this agreement and be bound by all obligations and covenants applicable to each Loan Party hereunder, provide a Guaranty under Section 9, grant a security interest under Section 10, make those representations and warranties contained or incorporated by reference herein (together with necessary updates or supplements to any schedules referenced therein) requested by Lender as of the date of such joinder, and provide such other documents as requested by and, in each case, in form and substance satisfactory to, the Lender, and (ii) taking all other actions as may be requested by the Lender to protect and perfect the security granted under Section 10, (B) take such actions as the Lender may request, from time to time, to ensure that the Obligations are guaranteed by the Guarantors as provided under Section 9 and are secured, on a first priority perfected security interest, by the Collateral as provided under Section 10, (C) at any time or from time to time upon the reasonable request of the Lender, at the expense of the Loan Parties (i) promptly correct any material defect or error that may be discovered in any Loan Document, (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, collateral access agreements, assurances and other instruments as Lender may reasonably require from time to time in order to (x) subject, to the fullest extent permitted by Applicable Law, any Loan Party’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by the Loan Documents, and (y) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Lender the rights granted or now or hereafter intended to be granted to the Lender under any Loan Document, and (D) use commercially reasonable efforts to cause any third parties to deliver or cause to be delivered such agreements, documents, instruments or certificates necessary to create, perfect and protect the Liens of the Lender in the Collateral.

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13. Negative Covenants. So long as any portion of the Term Loan or any other Obligation which is accrued and payable shall remain unpaid or unsatisfied and except (a) as contemplated by the Purchase Agreement, including in connection with an Approved Transaction, (b) in connection with any transaction (i) presented for approval to Lender, (ii) as to which Lender has abstained and (iii) that Board of Directors of the Borrower has approved, all as contemplated by the Section 14, provided that this exception shall not apply if any of the terms of such transaction change after the date presented to Lender in a manner that would otherwise require approval of Lender pursuant to this Section 13, or (c) in connection with the redemption in full of all the then remaining issued and outstanding shares of Series B Preferred Stock, neither the Borrower nor any Loan Party shall:

(a) Indebtedness. Create, or authorize the creation of, or issue, or authorize the issuance of any debt security or incur other Indebtedness for borrowed money, including but not limited to obligations and contingent obligations under guarantees, or permit any Loan Party to take any such action, without the Lender’s prior written consent other than (i) Indebtedness evidenced by the Loan Documents and (ii) Indebtedness owed to any Loan Party.

(b) Liens. Create, or authorize the creation of, any Lien (except for (i) Liens securing the Term Loan and the other Obligations, (ii) purchase money Liens or statutory liens of landlords, mechanics, materialmen, workmen, warehousemen and other similar persons arising or incurred in the ordinary course of business and (iii) any other Liens that do not secure amounts in the aggregate exceeding $5,000,000).

(c) Dispositions. Make any Disposition, except (i) Dispositions of obsolete, worn out or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Loan Parties, (ii) Dispositions of inventory and immaterial assets in the ordinary course of business, (iii) Dispositions for fair market value, the proceeds of which are, individually or in the aggregate with respect to all Dispositions under this clause (iii), less than 20% of the fair value of the Borrower’s assets at the time of such Disposition, (iv) Dispositions resulting from casualty events covered by insurance, and (v) Dispositions whereby some or all of the proceeds thereof will be used to redeem shares of Series B Preferred Stock.

(d) Negative Pledges and Restrictive Agreements. Enter into or assume any agreement limiting or prohibiting (i) the creation or assumption of any Lien upon any of its properties or assets securing the Obligations other than (a) customary restrictions contained in any agreement relating to specific property to be sold pending such sale, provided that such restrictions apply only to the asset that is to be sold and such sale is permitted hereunder; and (b) customary provisions restricting assignments or subletting contained in leases, licenses, joint venture agreements, asset sale agreements, stock sale agreements and similar agreements entered into to the extent permitted hereunder (provided such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses, joint venture agreements, asset sale agreements, stock sale agreements or similar agreements, as the case may be).

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(e) Transactions with Affiliates. Enter into or be a party to any transaction with any stockholder, director, officer, or employee of any Loan Party or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act of 1934) of any such person, except for transactions with employees who are not executive officers or directors made in the ordinary course of business and pursuant to reasonable requirements of such Loan Party’s business and on fair and reasonable terms that are approved by the Board of Directors of the Borrower or such Loan Party’s governing body.

(f) Investments. Make any Investments, other than: (i) cash and cash equivalents, (ii) equity Investments in, and loans made to, any Loan Party that are outstanding as of the Closing Date and Investments and loans made by any Loan Party after the Closing Date in or to any other Loan Party, (iii) Investments existing on the date hereof and any modification, replacement, renewal, reinvestment or extension of any such Investment (provided that the amount of any Investment permitted under this Section 13(f)(iii) is not increased from the amount of such Investment on the Closing Date), (iv) Investments constituting Approved Transactions and (v) other Investments made at fair market value and in the ordinary course of business (provided that the amount of any Investment or Investments permitted under this Section 13(f)(v) shall not exceed $1,000,000 in any Fiscal Year); provided, that, the Borrower and each Loan Party may form joint ventures or enter into similar transactions if such transactions are on fair and reasonable terms that are approved by the Board of Directors of the Borrower.

(g) Fundamental Changes; Dissolution. Whether in one transaction or a series of transactions, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, or sell or otherwise dispose of all or substantially all of its property or other assets, or agree to do or suffer any of the foregoing.

(h) Condition of Assets. Take any action, or refrain from taking any action, in a manner that could reasonably be expected to impair any material intangible asset of any Loan Party.

(i) Amendments to Governing Documents. Amend its certificate of incorporation, bylaws or other constitutive documents in a manner adverse to the interests of the Lender.

(j) OFAC and Sanctions. (i) Become a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engage in any dealings or transactions prohibited by Section 2 of such executive order, or (iii) become a person on the list of “Specially Designated Nationals and Blocked Persons” or subject to blocking or specific trade restrictions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or implementing executive order.

(k) Use of Proceeds. Borrower shall use the proceeds hereof, together with the proceeds of the Ancillary Agreements, to (a) pay in full all amounts due and payable under the Term Loan and Security Agreement dated as of August 2, 2021 by and among Borrower, as borrower, the guarantors party thereto and Gazellek Holdings I, LLC, as Lender; (b) redeem certain shares of outstanding Common Stock of Borrower; (c) extinguish existing liabilities, fund operations (including unpaid deferred compensation and consulting fees) and for working capital; and (d) as and when due and payable, pay the expenses incurred by Borrower in connection with the preparation, negotiation and consummation of the transactions contemplated by this Agreement and the other Ancillary Agreements.

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(l) Restricted Payments. Purchase or redeem or pay or declare any dividend, or make any distribution on, any shares of capital stock of the Borrower other than on shares of Preferred Stock and other than pursuant to the Equity Incentive Plan.

(m) Loss Carryovers. To the extent legally permitted or as otherwise required by a US stock exchange on which the Borrower’s shares are publicly traded, approve or permit any transaction that is intended to or has the effect of or that would reasonably be expected to reduce or restrict the availability of the Loss Carryovers.

(n) Dispositions of Material Technologies and Intellectual Property. Make any disposition of any material technology or intellectual property, other than Dispositions in the ordinary course of business or on fair and reasonable terms that are approved by the Board of Directors of the Borrower.

(o) Issuance of Blockchain-Based Assets. Cause or permit any of its subsidiaries to, sell, issue, sponsor, create or distribute any digital tokens, cryptocurrency or other blockchain-based assets (collectively, “Tokens”), including through a pre-sale, initial coin offering, token distribution event or crowdfunding, or through the issuance of any instrument convertible into or exchangeable for Tokens.

(p) Subsidiary Stock. Permit any Subsidiary to create, or authorize the creation of, or issue or obligate itself to issue, any shares of any class or series of capital stock, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Borrower.

(q) Size of the Borrower’s Board of Directors. Increase or decrease the size of Board of Directors of the Borrower.

(r) Equity Incentive Plans. Create, adopt, amend, terminate or repeal any equity (or equity-linked) compensation plan or amend or waive any of the terms of any option or other grant pursuant to any such plan.

14. Approved Transactions. At least ten (10) days prior to the date on which the Borrower anticipates seeking the approval of Board of Directors of the Borrower for any investment opportunity or other transaction deemed appropriate by Board of Directors of the Borrower (including the payment of any indebtedness of the Borrower or the acquisition any other entity, whether by merger, consolidation, acquisition of assets or otherwise), the Borrower shall provide to the Lender (and each Tacora Director) a reasonably detailed summary of the proposed transaction, including (i) in the case of an investment or acquisition, (A) the name of the entity the Borrower proposes to make an investment in or acquire, (B) a description of the proposed transaction, including the material terms thereof and the anticipated closing date thereof, (C) the amount and form (if applicable) of consideration (including any contingent or earn-out consideration) and (D) any indemnification or other material post-closing obligations of the Borrower; and (ii) in the case of any other transaction, all material terms thereof, in each case together with copies of all material agreements to be executed in connection therewith. Within ten (10) days after its receipt of such information, the Lender shall advise the Borrower of whether it approves or disapproves of, or abstains from making a decision with respect to, such proposed transaction on the terms presented or if it requires certain changes to be made with respect thereto, and, if it disapproves of such proposed transaction, the reasons for such disapproval. Upon the receipt of the Lender’s approval of the proposed transaction or at the end of the ten (10) day review period (if the Lender has not notified the Borrower of its approval or disapproval thereof), the Borrower shall present the proposed opportunity to Board of Directors of the Borrower for its approval (when so approved, an “Approved Transaction”). If the Lender disapproves of a proposed transaction, then the Borrower shall not sell any Remaining Securities in connection therewith pursuant to the Stock Purchase Agreement and shall not present such investment opportunity or other transaction to Board of Directors of the Borrower for approval or otherwise pursue such proposed investment opportunity or other transaction. If the Lender abstains from making a decision with respect to a proposed transaction, the Borrower may pursue such transaction if approved by Board of Directors of the Borrower and, if approved by Board of Directors of the Borrower, such transaction shall be deemed an Approved Transaction for purposes hereof.

15. Expenses; Indemnity; Damage Waiver.

(a) Expenses. Each party shall bear its own expenses incurred in connection with the negotiation, execution and delivery of this Agreement on or prior to the Closing Date; provided, however, that Borrower shall reimburse Lender for up to Three Hundred Thousand Dollars ($300,000) of its reasonable and documented out-of-pocket expenses incurred in connection with the negotiation, execution and delivery of this Agreement, the Stock Purchase Agreement and any other agreements entered into on the Closing Date in connection herewith or therewith. Borrower shall promptly reimburse and pay Lender for each of the following amounts incurred following the Closing Date: (i) all of the Lender’s reasonable and documented costs and expenses (including the fees, costs and expenses of counsel) of preparation and administration of any Loan Document after the Closing Date and the negotiation, preparation, execution and administration of any consents, amendments, waivers or other modifications of any Loan Document; (ii) all the reasonable and documented fees, costs and expenses of creating and perfecting Liens in favor of Lender, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable and documents fees, costs and expenses of counsel to Lender in connection with the foregoing; (iii) all of the Lender’s actual costs in connection with any of the foregoing, including the reasonable fees and expenses of Lender’s auditors, accountants, consultants or appraisers, whether internal or external, and all reasonable attorney’s fees; and (iv) after the occurrence of an Event of Default, all costs and expenses, including attorneys’ fees, costs and expenses, incurred by Lender in connection with enforcing any Obligations of, or in collecting payments due from, any Loan Party under any Loan Document relating to such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under the Loan Documents in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings of any Loan Party.

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(b) Indemnification. The Loan Parties shall indemnify the Lender, and each Related Party of the Lender (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, any actual or prospective claim, litigation, investigation or proceeding relating to the Term Loan or the use of the proceeds therefrom, or the execution, delivery or performance of any Loan Document or any Lien granted thereunder, brought against the Lender by third Person, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto.

(c) Waiver of claims To the extent permitted by Applicable Law and except as provided under the Stock Purchase Agreement with respect to the Borrower, the Loan Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby or the use of the proceeds of the Term Loan.

(d) Payment. All amounts due under this Section 15 shall be payable promptly after written demand therefor. The Obligations of the Loan Parties under this Section 15 shall survive payment in full of the Term Loan.

16. Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party hereto. The Loan Parties may not assign this Agreement or any rights or obligations under it without the Lender’s prior written consent (which may be granted or withheld in the Lender’s sole and absolute discretion). The Lender may assign this Agreement and the other Loan Documents or any rights or obligations under it without the consent of the Loan Parties or any other person, and sell, transfer or assign all or any part of, or any interest in, the Lender’s obligations, rights, and benefits under this Agreement and the other Loan Documents.

17. Amendment and Integration. Any provision of this Agreement may be amended, waived or modified only upon the prior written consent of the Borrower and the Lender. This Agreement represents the entire agreement about this subject matter and supersedes prior negotiations or agreements relating thereto. All prior agreements, understandings, representations, warranties, and negotiations about the subject matter of this Agreement merge into this Agreement.

18. Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and delivered to each other party at the address set forth below, or at such other address as such party shall have furnished to the other party in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally or (iii) one (1) Business Day after being deposited with an overnight courier service of recognized standing:

Borrower or any other Loan Party:

GlassBridge Enterprises, Inc.

18 East 50th Street, 7th Floor

New York, NY 10022
Attention: Daniel Strauss, Chief Executive Officer

Email: dstrauss@glassbridge.com

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Lender:

Tacora Capital, LP

2505 Pecos Street
Austin, TX 78703
Attention: Keri Findley

Email: keri@tacoracap.com

19. Waivers. Except as otherwise expressly provided herein, the Loan Parties hereby waive notice of an Event of Default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

20. Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

21. Termination of this Agreement. This Agreement may not be terminated prior to the Maturity Date, unless mutually agreed to in writing by the Lender and the Loan Parties; provided, however, that the provisions of Section 15 shall survive and remain in full force and effect regardless of the repayment of the Loan or the termination of this Agreement or any provision hereof.

22. Confidentiality. The Lender hereby agrees to maintain the confidentiality of this Agreement and all information received from or on behalf of the Borrower that is not otherwise publicly available, except that this Agreement or such information may be disclosed (a) to the Lender’s Affiliates and its and their directors, investors, partners, officers, employees, trustees, investment advisors and agents, including its accountants, legal counsel and other advisors, (b) to the extent requested or required by any Governmental Authority or examiner regulating the Lender, (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process (in which case the Lender shall use commercially reasonable efforts to inform the Loan Parties, promptly thereof prior to such disclosure), (d) to any other party to this Agreement or any other Loan Document, (e) to any assignee or prospective assignee of, and any participant or prospective participant in, any of the rights or obligations of Lender under this Agreement and/or any other Loan Document, (f) with the written consent of Borrower or (g) in connection with the exercise of remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder.

23. Usury. In the event any interest is paid on this Agreement that is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Agreement.

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24. Counterparts and Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. The words “execution,” “signed,” “signature,” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

25. Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York, or of any other state. The parties hereby submit and consent irrevocably to the exclusive jurisdiction of, and venue in, any court located within the City of New York, County of New York in the State of New York for the interpretation and enforcement of the provisions of this Agreement. The parties also agree that the jurisdiction over the person of such parties and the subject matter of such dispute shall be effected by the mailing of process or other papers in connection with any such action in the manner provided for herein or in such other manner as may be lawful, and that service in such manner shall constitute valid and sufficient service of process.

26. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT.

27. Defined Terms. When used in this Agreement, unless otherwise modified herein, the terms Account, Chattel Paper, Commercial Tort Claim, Deposit Account, Document, Electronic Chattel Paper, Equipment, Fixture, Goods, Instrument, Inventory, Investment Property, Entitlement Order, Letter-of-Credit Rights, Money, Account, Supporting Obligations and Tangible Chattel Paper, and any other term defined in the UCC that is not defined herein, have the respective meanings provided in Article 8 or Article 9, as applicable, of the UCC. Letter of Credit has the meaning provided in Section 5-102 of the UCC. To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the UCC, such expanded definition (including as any such term is modified hereby) will apply automatically as of the date of such amendment, modification or revision. Capitalized terms that are used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Stock Purchase Agreement or the Certificate of Designation, as applicable. References herein to Schedules to the Stock Purchase Agreement shall mean the Disclosure Schedules as the same may be updated, modified, replaced or amended from time to time thereunder in accordance with the terms under the Stock Purchase Agreement or hereunder as expressly contemplated by this Agreement or otherwise consented to by Lender. As used in this Agreement, the following terms have the following meanings:

“Affiliate” shall mean, with respect to any specified Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, a Person shall be deemed to be “controlled by” another Person if such latter Person possesses, directly or indirectly, power either to direct or cause the direction of the management and policies of such controlled Person whether by contract or otherwise.

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“Applicable Law” shall mean all provisions of statutes, rules, regulations and Orders of any Governmental Authority applicable to the Person (including, for the avoidance of doubt, the Loan Parties) in question, and all Orders and decrees of all courts, tribunals and arbitrators in proceedings or actions in which the Person (including, for the avoidance of doubt, the Loan Parties) in question is a party.

“Business Day” means with respect to any borrowing or payment, a day other than Saturday or Sunday on which banks are open for business in New York, NY.

“Bylaws” means the Bylaws of the Borrower as in effect on the date of this Agreement and as may be amended from time to time.

“Certificate of Designation” means that certain Certificate of Designations, Preferences and Rights of Series B Preferred Stock of GlassBridge Enterprises, Inc., dated as of the date hereof, made by the Borrower, as in effect on the date hereof.

“Change in Control” means (a) any transaction pursuant to which (i) the Borrower sells or Disposes (in one or a series of related sales or Dispositions) thirty percent (30%) or more of the assets of the Borrower on a consolidated basis (other than inventory in the ordinary course of business), including any sale or Disposition of the capital stock, membership interests, partnership interests or assets of the Subsidiaries of the Borrower, (ii) the Borrower issues equity or engages in any merger, consolidation, combination or similar transaction (in one or a series of related transactions), such that the beneficial owners of shares of common equity of the Borrower is entitled to vote immediately prior to the transaction or transactions will, immediately after such transaction or transactions, beneficially own less than a majority of the shares of common equity of the Borrower or the surviving entity entitled to vote (measured on a fully-diluted basis), (iii) the Borrower engages in any transaction or series of related transactions that results in any change of control of the Borrower (as the term “control” is defined in Rule 405 the Securities Act), whether such change of control occurs through the sale of assets, securities or shares of Common Stock, exchange of securities or otherwise, (iv) any Deemed Liquidation Event occurs under the Certificate of Designation, or (v) any “Change in Control” or similar event occurs under the terms of any agreement governing any other Indebtedness for borrowed money incurred by any Loan Party with a principal amount of at least $250,000, or (b) any other transaction that causes an “ownership change” (within the meaning of Section 382(g) of the Code) to occur with respect to the Borrower, taking into account any other transactions occurring during the relevant “testing period” (within the meaning of Section 382(i) of the Code).

“Closing Date” means the date on which the conditions precedent set forth in Section 3 have been satisfied or waived by the Lender in its sole discretion.

“Code” means the Internal Revenue Code of 1986, as codified at 26 U.S.C. § 1 et seq, or any successor provision thereto.

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“Collateral” has the meaning set forth on Annex A.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Disposition” or “Dispose” means a sale, lease or sublease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer, license or other disposition to, or any exchange of property with, any Person (other than Dispositions to another Loan Party), in one transaction or a series of transactions, of all or any part of any Loan Party’s businesses, assets or properties of any kind, whether real, personal or mixed, and whether tangible or intangible, whether now owned or hereafter acquired, including without limitation, the Equity Securities of any Loan Party. For the avoidance of doubt, “Disposition” shall include any disposition of property through a “plan of division” under the Delaware Limited Liability Act or any comparable transaction under any similar law.

“Equity Interests” means, as to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Excluded Accounts” mean, deposit accounts or securities accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the employees of any Loan Party and identified to the Lender as such.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year of Borrower.

“Fiscal Year” means the fiscal year of each Loan Party (which as of the date of this Agreement ends on December 31 of each calendar year).

“Foreign Subsidiary” shall mean a Subsidiary that is a “controlled foreign corporation” as defined in Section 957(a) of the Code.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

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“Guarantor” means each existing and future Subsidiary of Borrower.

“Guaranty” means (a) the guarantee of the Obligations by each of the Guarantors provided pursuant to Section 9 and (b) any other guarantee of the Obligations by any other Subsidiary provided pursuant to a joinder to this Agreement or other documentation in form and substance reasonably acceptable to the Lender.

“Indebtedness” means, (without double counting), at any time and with respect to any Person, (i) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting trade payables (payable within ninety (90) days), (ii) obligations of such Person in respect of letters of credit, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person, (iii) obligations of such Person under capital leases and any financing lease involving substantially the same economic effect, (iv) deferred payment obligations of such Person resulting from the adjudication or settlement of any litigation to the extent not already reflected as a current liability on the balance sheet of such Person, and (v) indebtedness of others of the type described in clauses (i) through (iv) hereof which such Person has (a) directly or indirectly assumed or guaranteed in connection with a guaranty, or (b) secured by a lien on the assets of such Person, whether or not such Person has assumed such indebtedness.

“Initial Closing Date” has the meaning set forth in the Stock Purchase Agreement.

“Investment” in any Person means: (a) any direct or indirect purchase or other acquisition by a Loan Party of, or of a beneficial interest in, any of the equity interests of such Person, including the formation by a Loan Party of such Person; (b) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Loan Party from any Person, of any equity interests of such Person; (c) any direct or indirect payment or contribution by any Loan Party for the acquisition of all or any substantial part of the assets, business or property of such Person (or of any division, operating unit or business line of such Person); and (d) any direct or indirect loan, advance (other than advances to employees in the ordinary course of business that are expressly permitted hereunder) or capital contributions by any Loan Party to any other Person, including all Indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all permitted additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“Issuer” means the issuer of any Investment Property.

“Key Person” means Daniel Strauss.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, encumbrance, easement, lien (statutory or other), security interest or other security arrangement and any other preference, priority, or preferential arrangement in the nature of a security interest of any kind or nature whatsoever, including any conditional sale contract or other title-retention agreement.

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“Loan Documents” means this Agreement and any other ancillary documentation which is required to be or is otherwise executed by any Loan Party and delivered to the Lender in connection with this Agreement or any of the documents listed above (including any amendments or modifications to any of the documents listed above).

“Loan Party” means, the Borrower and each Guarantor.

“Material Adverse Effect” shall mean any change, event, occurrence, effect or condition that (a) could reasonably be expected to prevent or materially impair or delay the performance by any Loan Party of any of its material obligations under this Agreement or (b) could reasonably be expected to have a materially adverse effect on (i) the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party, or (ii) the business, assets, liabilities or the financial condition of the Loan Parties and their Subsidiaries, taken as a whole.

“Maturity Date” means September 25, 2030, or such earlier date on which the repayment of the Term Loan and the other Obligations has been accelerated as provided in Section 8.

“Obligations” means all unpaid principal of, and accrued and unpaid interest due on, the Term Loan and all other obligations, interest (including at the Default Rate, if any, payable in cash or in kind), fees, charges, indemnities and expenses payable by any Loan Party to the Lender arising under or in connection with this Agreement.

“Order” shall mean any order, writ, assessment, decision, injunction, decree, ruling, or judgment of a Governmental Authority or arbitrator, whether temporary, preliminary, or permanent.

“Person” means any natural person, corporation, division of a corporation, limited liability company, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Equity Period” means the period during which Lender or its Affiliates continues to (a) own any Preferred Stock purchased by Lender under the Stock Purchase Agreement or (b) have the right to purchase additional Remaining Securities pursuant to the Stock Purchase Agreement.

“Preferred Equity Approved Transaction” means, during the Preferred Equity Period, any action or transaction (a) that has been approved by an affirmative vote of the requisite holders of Preferred Stock in accordance with Section 8 of the Certificate of Designation, (b) that becomes an Approved Transaction in accordance with Section 3.1 of the Stock Purchase Agreement, (c) with respect to which the holders of Preferred Stock have received notice pursuant to Section 3.1 of the Stock Purchase Agreement and elected to abstain placing a vote thereunder or (d) that is required or contemplated to be taken by the Stock Purchase Agreement or the Certificate of Designation.

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“Related Party” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, advisors and representatives of such Person and such Person’s Affiliates.

“Responsible Officer” means, with respect to any Person, its Chairman, Chief Executive Officer, President, Chief Financial Officer or Chief Operating Officer.

“Securities Act” means the Securities of Act of 1933, as amended.

“Solvent” means, with respect to any Person on any date of determination, that on such date (a) the fair value of the property (for the voidance of doubt, calculated to include goodwill and other intangibles) of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, and (d) such Person is not engaged in business or a transaction, and does not intend to engage in business or a transactions, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can be reasonably expected to become an actual or matured liability.

“Stock Purchase Agreement” means that certain Stock Purchase Agreement dated as of the Closing Date between the Borrower, as seller thereunder, and the Lender, as buyer (in such capacity thereunder, the “Buyer”).

“Subsidiary” means (a) any Person of which at least a majority of the outstanding equity interests having by the terms their of ordinary voting power to elect a majority of the board of directors, manager or other governing body of such Person (irrespective of whether or not at the time equity interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by (i) another Person, (ii) one or more of such other Person’s Subsidiaries, or (iii) collectively, such other Person and one or more of such other Person’s Subsidiaries, and (b) any partnership of which such other Person or any of such other Person’s Subsidiaries is a general partner. Unless otherwise indicated herein, each reference to the term Subsidiary means a Subsidiary of the Borrower.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any Applicable Law, any of the attachment, perfection or priority of the Borrower’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

[Signature page follows]

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IN WITNESS WHEREOF, each of the undersigned have caused this Agreement to be executed as of the date first written above.

LENDER:

TACORA CAPITAL, LP

By:	/s/ Keri Findley
Name:	Keri Findley
Title:	Authorized Signatory

BORROWER:

GlassBridge Enterprises, Inc., a Delaware corporation

By:	/s/ Daniel A. Strauss
Name:	Daniel A. Strauss
Title:	Chief Executive Officer

GUARANTORS:

GlassBridge Arrive Investor, LLC, a Delaware limited liability company

By:	/s/ Daniel A. Strauss
Name:	Daniel A. Strauss
Title:	President

GlassBridge Athlete, LLC, a Delaware limited liability company

By:	/s/ Daniel A. Strauss
Name:	Daniel A. Strauss
Title:	President

GlassBridge Capital, LLC, a Delaware limited liability company

By:	/s/ Daniel A. Strauss
Name:	Daniel A. Strauss
Title:	President

Signature Page to Term Loan and Security Agreement

GlassBridge Investments Management, LLC, a Delaware limited liability company

By:	/s/ Daniel A. Strauss
Name:	Daniel A. Strauss
Title:	President

Memorex Products Inc., a California corporation

By:	/s/ Daniel A. Strauss
Name:	Daniel A. Strauss
Title:	Chief Executive Officer

NXSN Acquisition Corp., a Delaware corporation

By:	/s/ Daniel A. Strauss
Name:	Daniel A. Strauss
Title:	President

Signature Page to Term Loan and Security Agreement

ANNEX A

DESCRIPTION OF COLLATERAL

Definitions:

“Collateral” shall mean:

(a) All Accounts (together with all guaranties thereof and security therefor, all rights of stoppage in transit, replevin and reclamation and all rights as an unpaid vendor);

(b) All Chattel Paper (including Electronic Chattel Paper and Tangible Chattel Paper);

(c) All Commercial Tort Claims;

(d) All Deposit Accounts;

(e) All Documents;

(f) All Fixtures;

(g) All General Intangibles (including all Intellectual Property Collateral);

(h) All Goods (including all Inventory and all Equipment), together with all accessions, additions, attachments, improvements, substitutions, and replacements thereto and therefor;

(i) All Instruments, all tax refunds, all tax refund claims and all other rights and claims to payment (together with all guaranties thereof and security therefor);

(j) All Investment Property (including all equity and stock interests);

(k) All Letter-of-Credit Rights and all Letters of Credit;

(l) All Money (of every jurisdiction whatsoever);

(m) All insurance policies (including casualty and hazard insurance and right as loss payee or endorsee thereof);

(n) All Supporting Obligations and all security interests and all other liens securing rights to payment or performance, all leases and all rights of setoff;

(o) All books, correspondence, records, writings, databases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the Collateral; and

(p) All Proceeds and all products of, and all rights associated with, the foregoing and, to the extent not otherwise included, (A) all payments under insurance (whether or not the Borrower is the loss payee thereof), and (B) rights acquired by reason of condemnation or exercise of the power of eminent domain.

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Notwithstanding the foregoing, “Collateral” shall not include any Excluded Property.

“Excluded Property” means collectively, (i) any permit, license or agreement entered into by any Loan Party (A) to the extent that any such permit, license or agreement or any law applicable thereto prohibits the creation of a Lien thereon, but only to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Applicable Law or (B) to the extent that the creation of a Lien in favor of the Lender would result in a breach or termination pursuant to the terms of or a default under any such permit, license or agreement (other than to the extent that any such term would be rendered ineffective pursuant to the Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or any other Applicable Law (including the Bankruptcy Code) or principles of equity), (ii) property owned by any Loan Party that is subject to a purchase money Lien or leased by any Loan Party that is subject to a Capital Lease, in each case, permitted under the Credit Agreement if the agreement pursuant to which such Lien is granted (or in the document providing for such capital lease) prohibits or requires the consent of any Person other than a Loan Party or one of its Affiliates which has not been obtained as a condition to the creation of any other Lien on such property, but only to the extent, and for as long as, such prohibition or requirement of consent is not terminated or rendered unenforceable or otherwise deemed ineffective by any Applicable Law, (iii) any “intent to use” trademark applications for which a statement of use has not been filed (but only until such statement is filed), (iv) voting capital stock in a Foreign Subsidiary in excess of 65% of the total voting equity interest in such Subsidiary unless and to the extent that the pledge of greater than 65% of the voting capital stock of such Foreign Subsidiary would not cause any materially adverse tax consequences to any other Loan Party, (v) any leaseholds of real property, and (vi) any Excluded Accounts; provided, however, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

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